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--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           THE LAMSON & SESSIONS CO.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                               LAMSON & SESSIONS

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                                                                  March 26, 2002

To Our Shareholders:

     On behalf of the Board of Directors and management of Lamson & Sessions, I cordially invite you to attend the 2002 Annual Meeting of Lamson's shareholders to be held on Friday, April 26, 2002, at 9:00 a.m., local time, at the Wyndham Cleveland Hotel, 1260 Euclid Avenue, Cleveland, Ohio 44115.

     At this meeting, shareholders are expected to elect three directors for a three-year term ending in 2005.

     In addition, there will be a report on current developments in the Company and an opportunity for questions of general interest to shareholders.

     It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided or give your proxy by telephone or over the Internet by following the instructions on the proxy card.

                                            Sincerely,

                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

                               LAMSON & SESSIONS

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 2002

     Notice is hereby given that the Annual Meeting of Shareholders of The Lamson & Sessions Co. will be held at the Wyndham Cleveland Hotel, 1260 Euclid Avenue, Cleveland, Ohio 44115 on April 26, 2002, beginning at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

     1. The election of three directors in Class III for three-year terms expiring in 2005; and

     2. Any other business as may properly come before the Annual Meeting or any adjournment thereof.

     If you were a shareholder of record at the close of business on March 1, 2002, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors.

                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

March 26, 2002

                               ------------------

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND, SO THAT YOUR VOTE WILL BE COUNTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE RETURN ENVELOPE ENCLOSED, OR GIVE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

                               LAMSON & SESSIONS

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2002

                 DATE OF THE PROXY STATEMENT -- MARCH 26, 2002

                              GENERAL INFORMATION

INFORMATION ABOUT THE ANNUAL MEETING

     Our Annual Meeting will be held on Friday, April 26, 2002, at 9:00 a.m., local time, at the Wyndham Cleveland Hotel, 1260 Euclid Avenue, Cleveland, Ohio 44115.

INFORMATION ABOUT THIS PROXY STATEMENT

     We sent you this Proxy Statement and the enclosed proxy card because Lamson's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. If you own Lamson common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Lamson's Shareholder Relations Department at (216) 464-3400. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and which is designed to assist you in voting your shares. On or about March 26, 2002, we began mailing these proxy materials to all shareholders of record at the close of business on March 1, 2002.

WHAT YOU MAY VOTE ON AT THE ANNUAL MEETING

     The election of three directors in Class III, with terms expiring in 2005.

     The Board recommends that you vote FOR each of the nominees for director.

INFORMATION ABOUT VOTING

     Shareholders can vote on matters presented at the Annual Meeting in four ways:

     (a) By Proxy. You may vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director. If you do not indicate instructions on the card, your shares will be voted FOR the election of the directors.

     (b) By Telephone. After reading the proxy materials and with your proxy and voting instruction form in front of you, you may call the toll-free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

     (c) Over the Internet. After reading the proxy materials and with your proxy and voting instruction form in front of you, you may use your computer to access the Web site http://www.proxyvoting.com. You will be prompted to enter your Control Number from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

     (d) In Person. You may come to the Annual Meeting and cast your vote there.

     The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

     You may revoke your proxy at any time before it is exercised by sending a written notice of revocation to Lamson's Secretary, James J. Abel, prior to the Annual Meeting.

     Each share of Lamson common stock is entitled to one vote. As of March 1, 2002, there were 13,777,608 shares of common stock outstanding.

CUMULATIVE VOTING

     Notice that cumulative voting is desired must be given to the President, a Vice President or the Secretary of Lamson at least forty-eight hours before the Annual Meeting. At the start of the Annual Meeting, Lamson's Chairman or Secretary or the shareholder giving such notice must announce notice was given that cumulative voting is desired. If the notice is properly given, each shareholder will have the right to cumulate his or her voting power and cast all of his or her votes for one or more of the nominees. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many as possible of the three nominees for Class III.

INFORMATION REGARDING TABULATION OF THE VOTE

     Lamson's policy is that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. Representatives of National City Bank will tabulate votes and act as Inspectors of Election at the Annual Meeting.

QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. Under Lamson's Amended Code of Regulations, if shareholders holding 75% of the voting power are present in person or by proxy, a quorum will exist to elect directors at the meeting. For all other business that may be properly conducted at the Annual Meeting, the holders of common stock entitled to exercise two-thirds of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum. Abstentions are counted as present for establishing a quorum but broker non-votes are not. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

     The holders of a majority of the voting power represented at the Annual Meeting, whether or not a quorum is present, may adjourn the meeting without notice other than by announcement at the meeting of the date, time and location at which the meeting will be reconvened.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

  Election of Directors

     The three nominees for director receiving the greatest number of votes will be elected at the meeting. Abstentions and broker non-votes will have no effect on the result of the vote on the election of directors.

OTHER MATTERS

     The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the election of directors discussed in this Proxy Statement. The Proxy Statement for our Annual Meeting of Shareholders held on April 27, 2001 stated that any shareholder proposal intended to be presented at the 2002 Annual Meeting must be received by the Company not later than November 23, 2001 for inclusion in this Proxy Statement. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.

REVOCATION OF PROXY

     If you give a proxy (either by mailing your proxy card, by telephone or over the Internet), you may revoke it at any time before it is exercised by giving notice to Lamson's Secretary in writing prior to the Annual Meeting.

COSTS OF PROXY SOLICITATION

     Lamson will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or regular employee of the Company. Lamson will also ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies, and reimburse them for expenses. In addition, Lamson has also retained Georgeson Shareholder Communications, Inc. to aid in the distribution and solicitation of proxies and has agreed to pay Georgeson a fee of approximately $6,500, plus reasonable expenses.

                INFORMATION ABOUT LAMSON COMMON STOCK OWNERSHIP

     The following table sets forth as of December 31, 2001 (except as otherwise noted), all persons we know to be "beneficial owners" of more than five percent of Lamson's common stock. This information is based on Schedule 13D/A, Schedule 13G and Schedule 13G/A reports filed with the Securities and Exchange Commission ("SEC") by each of the individuals or firms listed in the table below. If you wish, you may obtain these reports from the SEC.

                                        AMOUNT AND
                                        NATURE OF
          NAME AND ADDRESS              BENEFICIAL    PERCENT
         OF BENEFICIAL OWNER           OWNERSHIP(1)   OF CLASS
         -------------------           ------------   --------
Gabelli Funds, Inc., et al              1,640,000(2)   11.90%
c/o Gabelli Asset Management, Inc.
  One Corporate Center
  Rye, New York 10580
Farhad Fred Ebrahimi                    1,608,500(3)   11.67%
  475 Circle Drive
  Denver, Colorado 80206
Dimensional Fund Advisors Inc.          1,205,700(4)    8.75%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
The Lamson & Sessions Co. Investment      860,856(5)    6.25%
  Trust for Retirement Trusts
  25701 Science Park Drive
  Cleveland, Ohio 44122
Wellington Management Company, LLP        850,000(6)    6.17%
  75 State Street
  Boston, Massachusetts 02109

---------------

(1) "Beneficial Ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Lamson common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or understanding), have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

(2) Mario J. Gabelli, Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one acts as chief investment officer reported the ownership of such shares (as of February 26, 2002) on a Schedule 13D/A, which was filed with the SEC on March 1, 2002.

(3) Farhad Fred Ebrahimi reported the beneficial ownership of such shares (as of December 3, 2001) on a Schedule 13D/A, which was filed with the SEC on January 15, 2002. The reporting person claims beneficial ownership of all such shares.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported the beneficial ownership of such shares on a Schedule 13G/A, which was filed with the SEC on February 12, 2002. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5) The Lamson & Sessions Co. Investment Trust for Retirement Trusts reported the ownership of such shares on a Schedule 13 G/A, which was filed with the SEC on March 19, 2002.

(6) Wellington Management Company, LLP, in its capacity as investment advisor, reported the ownership of such shares on a Schedule 13G, which was filed with the SEC on February 12, 2002.

                             ELECTION OF DIRECTORS

  Nominees for Directors

     The Board of Directors has ten members and is divided into three classes. Class I currently consists of four members, and Classes II and III currently consist of three members each. A single class of directors is elected by the shareholders annually for a three-year term. The terms of the following Class III directors expire at the Annual Meeting: A. Malachi Mixon, III, John C. Morley and John B. Schulze. Upon reaching the mandatory retirement age of 70 years, Mr. Morley will retire from the Board of Directors upon the completion of his current term at the meeting and will not stand for re-election. For election as Class III directors at the meeting, the Compensation and Organization Committee has recommended, and the Board of Directors has approved, the re-nomination of Mr. Mixon and Mr. Schulze and the nomination of James J. Abel to serve as directors for the three-year term of office which will expire at the Annual Meeting of Shareholders in 2005. Each director elected will serve until the term of office of the class to which he is elected expires and until the election and qualification of his successor.

     The directors to be elected will be elected by a plurality of the votes cast for directors. It is the intention of the persons named in the enclosed proxy to vote such proxy as specified and, if no specification is made, to vote such proxy for the election of Messrs. Mixon, Schulze and Abel as Class III directors. The Board of Directors recommends that you vote FOR the three nominees for director.

     The Board of Directors has no reason to believe that the persons nominated will not be available to serve. In the event that a vacancy among such original nominees occurs prior to the Annual Meeting, shares of common stock of Lamson (the "Common Shares") represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees.

     Listed below are the names of the three nominees for election to the Board of Directors in Class III, those continuing directors in Classes II and I, who have previously been elected to terms which will expire in 2003 and 2004, respectively, and the director who is retiring at the Annual Meeting and not standing for re-election. Also listed is the year in which each individual first became a director of the Company, the individual's principal occupation, information relating to the individual's beneficial ownership of Common Shares of the Company as of March 14, 2002 and certain other information, based in part on data submitted by the directors. Except for Mr. Schulze and Mr. Abel, who beneficially own 5.46% and 2.62%, respectively, of the Company's Common Shares, no director or nominee beneficially owns as much as one percent of the Company's Common Shares. All directors and officers as a group beneficially own 14.68% of the Company's Common Shares.

                      NOMINEES FOR ELECTION AT THE MEETING

                                                                                        COMMON
              NAME, AGE                                                YEAR FIRST       SHARES
        PRINCIPAL OCCUPATION                                            BECAME A     BENEFICIALLY
           AND BUSINESS(1)                  OTHER DIRECTORSHIPS         DIRECTOR       OWNED(2)
        --------------------                -------------------       ------------   ------------
CLASS III: TERM EXPIRES IN 2002
James J. Abel (56)                      None                              2002(3)       403,943
  Executive Vice President,
  Secretary, Treasurer and Chief
  Financial Officer of the Company
A. Malachi Mixon, III (61)              Invacare Corporation              1990           88,468
  Chairman of the Board and Chief       The Sherwin Williams
  Executive Officer, Invacare           Company
  Corporation (Manufacturer and         Cleveland Clinic Foundation
  distributor of home healthcare
  products)
John B. Schulze (64)                    None                              1984          842,383(4)
  Chairman of the Board, President
  and Chief Executive Officer of the
  Company

                                       CONTINUING DIRECTORS

CLASS II: TERM EXPIRES IN 2003
John C. Dannemiller (63)                US Bancorp                        1988           53,971
  Retired Chairman, Applied
  Industrial Technologies
  (Distributor of bearings, power
  transmission components and related
  products)
George R. Hill (60)                     None                              1990           56,717
  Senior Vice President, The Lubrizol
  Corporation (Full service supplier
  of performance chemicals to
  worldwide transportation and
  industrial markets)

                                                                                        COMMON
              NAME, AGE                                                YEAR FIRST       SHARES
        PRINCIPAL OCCUPATION                                            BECAME A     BENEFICIALLY
           AND BUSINESS(1)                  OTHER DIRECTORSHIPS         DIRECTOR       OWNED(2)
        --------------------                -------------------       ------------   ------------

CONTINUING CLASS II: TERM EXPIRES IN 2003
D. Van Skilling (68)                    First American Corporation        1989           66,253
  Retired Chairman and Chief            American Business Bank
  Executive Officer, Experian           McDATA Corporation
  Information Solutions, Inc.
  (Supplier of credit, marketing and
  real estate information and
  decision support systems)

CLASS I: TERM EXPIRES IN 2004
James T. Bartlett (64)                  Keithley Instruments, Inc.        1997           38,187
  Managing Director, Primus Venture     Oglebay Norton Company
  Partners (Private investment firm)
Francis H. Beam, Jr. (66)               Advanced Lighting                 1990           31,857
  Retired President, Pepper Capital     Technologies, Inc.
  Corp. (Venture capital firm)
Martin J. Cleary (66)                   Guardian Life Insurance           1989           39,000
  Retired President and Chief           Company of America
  Operating Officer, The Richard E.     CBL & Associates
  Jacobs Group (Real estate             Properties, Inc.
  developer)
William H. Coquillette (52)             None                              1997           23,081
  Partner, Jones, Day, Reavis & Pogue
  (Law firm)

                               RETIRING DIRECTOR

RETIRING CLASS III:
John C. Morley (70)                       Cleveland-Cliffs, Inc.          1996           28,852
  President, Evergreen Ventures, Ltd.,    Ferro Corporation
  LLC (Private investment company)

All present directors and executive                                                   2,266,242
  officers as a group (19 persons)

---------------
(1) Each director and nominee either has held the position shown or has had other executive positions with the same employer or its subsidiary for more than five years.

(2) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 14, 2002 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 571,667; Mr. Abel -- 267,334 and all other directors and executive officers as a group -- 509,835.

(3) Pursuant to his election at the Annual Meeting on April 26th, 2002 will be the first year Mr. Abel is a director of the Company.

(4) Includes shares held jointly or in the name of the director's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 30,700 shares, owned by his wife, to which he has disclaimed beneficial ownership. No other director or executive officer has disclaimed beneficial ownership of any shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors oversees the business and affairs of Lamson and monitors the performance of management. The Board met five times during 2001.

     The Board has two committees: the Audit Committee and the Compensation and Organization Committee. Each committee reports to the Board at the next meeting of the Board following a committee meeting. The Audit Committee and the Compensation and Organization Committee held four and three meetings, respectively, in 2001.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     THE AUDIT COMMITTEE: The Audit Committee consists solely of independent directors (as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards). Messrs. Beam (Chairman), Cleary, Morley and Dr. Hill currently are the members of the Audit Committee. The functions of the Audit Committee include (i) recommending to the Board of Directors the appointment of the Company's independent auditors, (ii) reviewing the independence of the independent auditors, (iii) reviewing the proposed audit programs (including both independent and internal audits) and the results of the independent and internal audits, (iv) reviewing and evaluating the adequacy of the Company's systems of internal accounting controls, (v) reviewing the recommendations of the independent auditors, (vi) reviewing the quarterly and annual financial statements of the Company prior to the filing of such statements with the SEC and (vii) reviewing such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Audit Committee, in its own discretion, may deem desirable in connection with the review functions described above. The Audit Committee meets privately with the independent auditors, the Company's internal audit group and management at each of its meetings.

     THE COMPENSATION AND ORGANIZATION COMMITTEE: Messrs. Skilling (Chairman), Bartlett, Beam, Dannemiller and Mixon currently are the members of the Compensation and Organization Committee. The Compensation and Organization Committee considers all material matters relating to the compensation policies and practices of the Company, and administers the Company's incentive plans and base salary policies as they relate to the executive officers of the Company. The Compensation and Organization Committee also reviews and recommends candidates for election to the Board of Directors and appointments to any committee of the Board. The Compensation and Organization Committee will consider any nominee recommended by a shareholder of the Company. A resume of the candidate's business experience and background should be directed in writing to the attention of Lamson's Secretary.

COMPENSATION OF LAMSON'S DIRECTORS

     Directors who are employees of Lamson do not receive any separate fees or other remuneration for serving as a director or a member of any Committee of the Board. Beginning with the second quarter 2001, nonemployee directors were each paid an annual retainer of $15,000 for their service on the Board of Directors, and received an additional fee of $1,500 for each Board or Board Committee meeting attended. Each of the Chairmen of the Audit Committee and the Compensation and Organization Committee received an additional annual fee of $1,500. Lamson has established a Deferred Compensation Plan for Nonemployee Directors (the "Plan"), under which directors may elect to defer their annual retainers and meeting fees. Under this Plan, deferred fees may be invested by the trustee, at a director's option, in either a money market fund or Common Shares of the Company. If a director elects to have this deferred compensation invested in Common Shares of the Company, the director will receive an additional sum, also invested in Common Shares, equal to 25% of the deferred amount.

     Lamson's nonemployee directors are provided with certain retirement and death benefits under the Company's Outside Directors' Benefit Program (the "Program"). All nonemployee directors who have completed an aggregate of one year of continuous service are eligible to participate. The Program generally provides for normal retirement benefits payable upon attainment of age seventy and completion of five years of continuous service. The Program also contains provisions for early retirement benefits, vested deferred retirement benefits, disability retirement benefits and survivors' benefits upon the death of a participant. Participants in the Program or their beneficiaries are eligible to receive benefits in an amount equal to the annual retainer being paid to the participant for service as a nonemployee director at the time he ceases to be a nonemployee director, with such adjustments as are necessary based on the date of retirement or death. Retirement or death benefits under the Program are payable for a ten-year period on a quarterly basis, commencing upon the date of retirement or death. Either the participant, the participant's beneficiary or the Company can elect that such retirement or death benefits be paid in an actuarially-equivalent, lump-sum payment.

     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN: Lamson's Nonemployee Directors Stock Option Plan (the "Directors Plan"), approved by the Company's shareholders in 1994, authorizes the grant of options to nonemployee directors for the purchase of Common Shares. The Directors Plan provides that each year on the Monday following the Annual Meeting of Shareholders, each individual elected, re-elected or continuing as a nonemployee director automatically receives a nonqualified option to purchase 2,000 Common Shares. The exercise price for such options is the average of the high and low prices at which the Common Shares traded on the New York Stock Exchange, Inc. on the date of grant. Options become exercisable one year after the date of grant and expire ten years after the date of the grant. The Board of Directors has reserved 160,000 Common Shares for issuance under the Directors Plan.

     Options granted to a nonemployee director must be exercised within 36 months of retirement as a director or within 12 months from the date a director resigns due to disability. Upon the death of a nonemployee director, the director's legal representative or heirs will have 12 months from the date of death to exercise his stock options. However, in no event will options be exercisable after the expiration of the 10-year option period.

     If a director resigns, or ceases to serve as a nonemployee director for any reason other than retirement, disability or death, only those options exercisable on the date of termination will be exercisable. Such options may be exercised within ninety days after termination.

     In the event of a "change in control" of the Company (as defined in the Directors Plan), all stock options fully vest and become exercisable.

     Pursuant to the Directors Plan, on April 30, 2001 each nonemployee director was granted a nonqualified stock option to purchase 2,000 Common Shares at an exercise price of $8.90 per share. These stock options are scheduled to become exercisable on April 30, 2002.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned by the Company's five most highly compensated executive officers (the "Named Executive Officers") with respect to the fiscal year shown for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                         --------------------------------------
                                                                                  AWARDS              PAYOUTS
                                           ANNUAL COMPENSATION           ------------------------   -----------
                                    ----------------------------------   RESTRICTED   SECURITIES    PERFORMANCE    ALL OTHER
         NAME AND                                         OTHER ANNUAL     STOCK      UNDERLYING       UNIT       COMPENSATION
    PRINCIPAL POSITION       YEAR    SALARY     BONUS     COMPENSATION   AWARDS(3)    OPTIONS(#)      PAYOUTS        (1)(2)
    ------------------       ----   --------   --------   ------------   ----------   -----------   -----------   ------------
John B. Schulze............  2001   $450,000   $    -0-     $     --           --       80,000       $     --       $ 34,630
 Chairman of the Board,      2000    410,000    630,000           --           --       90,000             --         31,060
 President and Chief         1999    395,000    465,000           --           --       80,000             --         29,939
 Executive Officer
James J. Abel..............  2001    290,000        -0-           --          -0-       35,000             --         16,938
 Executive Vice President,   2000    270,000    219,000           --       29,200       40,000             --        159,368(3)
 Secretary, Treasurer        1999    260,000    178,500           --       15,300       40,000             --         87,478(3)
 and Chief Financial
   Officer
Donald A. Gutierrez........  2001    210,000        -0-           --          -0-       20,000             --         16,768
 Senior Vice President       2000    180,000    122,850           --        8,190       25,000             --         48,600(3)
                             1999    165,000     82,980           --        5,532       20,000             --         32,660(3)
Norman P. Sutterer.........  2001    175,000        -0-           --          -0-       15,000             --         18,814
 Vice President              2000    163,000    130,752           --        2,906       20,000             --         29,883(3)
                             1999    153,000     94,800           --        1,200       18,000             --         18,853(3)
Charles E. Allen...........  2001    166,000        -0-           --           --       11,000             --         21,425
 Senior Vice President       2000    156,000    139,360           --           --       10,000             --         17,855
 (Retired March 31, 2002)    1999    156,000    106,600           --           --       10,000             --         15,693

---------------

(1) Includes split dollar life insurance premium payments paid for Mr. Schulze, Mr. Abel, Mr. Gutierrez, Mr. Sutterer and Mr. Allen in 2001 of $23,410, $5,718, $6,598, $7,594 and $10,205, respectively; in 2000 of $23,410,
    $5,718, $-0-, $7,594 and $10,205, respectively; and in 1999 of $25,139,
    $6,178, $-0-, $8,047 and $10,893, respectively.

(2) Includes matching contributions up to 75% of the first 6% of an employee's compensation contributed to the Company's 401(k) Deferred Savings Plan with an additional 25% match based on the Company's profitability, which is available to all salaried employees. In 2001, the Compensation and Organization Committee of the Board of Directors approved a 35% match based on the Company's financial performance for 2000. The matching contributions made by the Company under the Plan to the accounts of: Mr. Schulze, Mr. Abel, Mr. Gutierrez, Mr. Sutterer and Mr. Allen in 2001 totaled $11,220, $11,220, $10,170, $11,220 and $11,220, respectively; in 2000 totaled $7,650, $7,650, $7,650, $7,761 and $7,650, respectively; and in 1999 totaled $4,800, $4,800, $5,000,
    $4,806 and $4,800, respectively.

(3) Includes deferred compensation pursuant to Stock Ownership Guidelines for Executive Officers implemented by the Compensation and Organization Committee of the Board of Directors. In 2002, the income amounts deferred by Mr. Abel, Mr. Gutierrez and Mr. Sutterer were $146,000, $40,950 and $14,528, respectively. In 1999, the income amounts deferred by Mr. Abel, Mr. Gutierrez and Mr. Sutterer were $76,500, $27,660 and $6,000, respectively. In addition, for those officers who elect to defer a portion of their bonus, the Company matches 20% of the deferred amount and uses such amount to issue restricted shares to the executive.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants made to the Named Executive Officers during fiscal year 2001 pursuant to the Company's 1998 Incentive Equity Plan ("1998 Plan").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        GRANT DATE
                                                 INDIVIDUAL GRANTS                        VALUE
                                ----------------------------------------------------    ----------
                                NUMBER OF
                                SECURITIES     % OF TOTAL
                                UNDERLYING      OPTIONS                                   GRANT
                                 OPTIONS       GRANTED TO     EXERCISE                     DATE
                                 GRANTED      EMPLOYEES IN     PRICE      EXPIRATION     PRESENT
             NAME                 (#)(1)      FISCAL YEAR      ($/SH)        DATE        VALUE(2)
             ----               ----------    ------------    --------    ----------    ----------
John B. Schulze...............    80,000         22.71%        $ 9.88      2/21/11       $427,200
James J. Abel.................    35,000          9.93%          9.88      2/21/11        186,900
Donald A. Gutierrez...........    20,000          5.68%          9.88      2/21/11        106,800
Norman P. Sutterer............    15,000          4.26%          9.88      2/21/11         80,100
Charles E. Allen..............    11,000          3.12%          9.88      2/21/11         58,740

---------------

(1) Options are exercisable after February 21, 2002 and then only as follows: one-third on each anniversary of the grant date over three years, with the number of shares vested in each year rounded to the nearest whole share. In the event of a "change in control" of the Company (as defined in the 1998 Plan, as amended), all stock options fully vest and become exercisable and all awards of stock may be cashed out on the basis of the highest price paid or offered for Common Shares during the preceding 60-day period.

(2) The present value determinations in this column were made pursuant to rules promulgated by the SEC using a Black-Scholes option pricing model and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, time of exercise and dividend yield. The Company determined the estimated values using volatility assumptions based on 84 months of stock prices; interest rate assumptions based on the five-year Treasury Strip Yield, as reported in The Wall Street Journal; a dividend yield assumption of zero; and an assumed time of exercise of the option of five years.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information about stock options exercised during fiscal year 2001 by the Named Executive Officers and the fiscal year-end values of unexercised options held by the Named Executive Officers. All of such options were granted under the Company's 1988 Incentive Equity Performance Plan and the 1998 Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                       OPTIONS HELD AT               OPTIONS HELD AT
                          SHARES                    DECEMBER 29, 2001(#)          DECEMBER 29, 2001(1)
                        ACQUIRED ON    VALUE     ---------------------------   ---------------------------
         NAME           EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   --------   -----------   -------------   -----------   -------------
John B. Schulze.......    49,000      $144,550     522,633        166,667        $14,507        $7,253
James J. Abel.........    11,500        33,925     237,100         75,000          7,253         3,627
Donald A. Gutierrez...        --            --      48,666         43,334          3,627         1,813
Norman P. Sutterer....        --            --      89,467         34,333          3,264         1,632
Charles E. Allen......    11,500        33,925      93,100         21,000          1,813           907

---------------

(1) Based on the closing price on the New York Stock Exchange -- Composite Transactions of the Company's Common Shares on December 28, 2001 (the last trading day in fiscal year 2001) of $5.24.

PENSION BENEFITS

     The following table shows the estimated annual pension benefits under The Lamson & Sessions Co. Salaried Employees' Retirement Plan ("Lamson & Sessions Plan"), that would be payable to employees in various compensation classifications upon retirement at age sixty-five during the year 2001.

                     ANNUAL NORMAL RETIREMENT BENEFITS
                  FOR YEARS OF CREDITED SERVICE INDICATED
AVERAGE ANNUAL   -----------------------------------------
 COMPENSATION    15 YEARS   20 YEARS   25 YEARS   30 YEARS
--------------   --------   --------   --------   --------
   $100,000      $ 25,000   $ 33,333   $ 41,667   $ 50,000
    150,000        37,500     50,000     62,500     75,000
    200,000        50,000     66,667     83,333    100,000
    250,000        62,500     83,333    104,167    125,000
    300,000        75,000    100,000    125,000    150,000
    350,000        87,500    116,667    145,833    175,000
    400,000       100,000    133,333    166,667    200,000
    450,000       112,500    150,000    187,500    225,000
    500,000       125,000    166,668    208,333    250,000
    550,000       137,500    183,335    229,166    275,000
    600,000       150,000    200,000    250,000    300,000
    650,000       162,500    216,668    270,833    325,000
    700,000       175,000    233,335    291,666    350,000
    750,000       187,500    250,000    312,500    375,000
    800,000       200,000    266,668    333,333    400,000
    850,000       212,500    283,335    354,166    425,000
    900,000       225,000    300,000    375,000    450,000

     The amounts listed in the table are computed on a straight-life annuity basis and are subject to an offset for Social Security benefits. These amounts have been determined without regard to the maximum benefit limitations for defined benefit plans and the limitations on compensation imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Code places limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans such as the Lamson & Sessions Plan. For benefits accruing in plan years beginning after 1999, no more than $170,000 (indexed for inflation) in annual compensation may be taken into account. However, under the Supplemental Executive Retirement Plan agreements ("SERPS"), described below, participating executives will receive the amounts to which they otherwise would have been entitled under the Lamson & Sessions Plan provided they meet the terms of the applicable SERP.

     The amounts shown in the column under the heading "Average Annual Compensation" are based on the highest five consecutive years of compensation during the last ten years prior to retirement and include salary, overtime and bonuses, but exclude commissions and stock option awards. Normal retirement benefits under the Lamson & Sessions Plan are equal to the greater of (a) 50% of a participant's average annual compensation based on the highest five consecutive years during the last ten years prior to retirement less 50% of the participant's primary Social Security benefit or (b) $3,600 times a fraction, the denominator of which is 30 and the numerator of which is the participant's number of years of service up to 30.

     Messrs. Schulze, Abel, Gutierrez, Sutterer and Allen are participants in the Lamson & Sessions Plan with 14, 11, 5, 13 and 33 years of credited service, respectively, under the Lamson & Sessions Plan. The Company has entered into amended and restated SERPS with Messrs. Schulze, Abel and Allen. Messrs. Schulze and Abel will not be able to achieve thirty years of service on their normal retirement dates.

     The SERPS provide that the executive will receive, upon normal retirement, a supplemental retirement benefit equal to the difference between (i) the amount that would have been payable to the executive under the Lamson & Sessions Plan, without regard to any federal statutory limitation on the annual amount of benefits payable under the Lamson & Sessions Plan and the amount of compensation taken into account in calculating benefits under the Lamson & Sessions Plan, as if the executive had completed thirty years of service with the Company, and
(ii) the amount actually payable to the executive under the Lamson & Sessions Plan or under any other applicable plan for which the executive meets the eligibility requirements. The SERPS also provide for, among other things, disability benefits and benefits in the event the executive's employment with the Company is terminated under certain circumstances prior to retirement and in the event of the executive's death prior to retirement under certain circumstances.

AGREEMENTS WITH CERTAIN OFFICERS

     Lamson has entered into agreements with Messrs. Schulze, Abel, Gutierrez, Sutterer and Allen (the "Executive Change-in-Control Agreements"), which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under circumstances involving a "change in control" (as defined in the Executive Change-in-Control Agreements) of the Company. The Executive Change-in-Control Agreements are intended to ensure continuity and stability of senior management of the Company.

     Each of the Executive Change-in-Control Agreements provides that, in the event of a "change in control" of the Company, the individual would continue employment with the Company in the individual's then current position for a term of two years following the "change in control." Following a "change in control" the individual would be entitled during the ensuing period of employment to receive base compensation and to continue to participate in incentive and employee benefit plans consistent with past practices. Upon the occurrence of a "change in control" followed by (i) a significant adverse change in the nature or scope of the individual's duties or compensation, (ii) the individual's determination of being unable effectively to carry out the current duties and responsibilities, (iii) relocation of the individual's principal work location to a place more than fifty miles from the principal work location immediately prior to the "change in control," (iv) the liquidation, merger or sale of the Company (unless the new entity assumes the Executive Change-in-Control Agreement) or (v) a material breach of the Executive Change-in-Control Agreement, the individual would be entitled to resign and would be entitled to receive a lump sum payment equal to the present value of the then current base compensation and incentive compensation (based on historical experience). The individual would also be entitled to continue to participate in employee benefit plans consistent with past practices for the remaining period of employment provided in the Executive Change-in-Control Agreement. In the case of a "change in control," the Executive Change-in-Control Agreements also provide for protection of certain retirement benefits which would have been earned during the years for which severance was paid and reimbursement for any additional tax liability incurred as a result of excise taxes imposed or payments deemed to be attributable to the "change in control."

     The Executive Change-in-Control Agreements do not create employment obligations for the Company unless a "change in control" has occurred, prior to which time the Company and the individual each reserves the right to terminate the employment relationship. Both before and after the occurrence of a "change in control" the Company may terminate the employment of any of such individuals for "cause."

     The Company has established trust agreements pursuant to which amounts payable under the SERPS, the Executive Change-in-Control Agreements and certain expenses incurred by the officers in enforcing their rights under these arrangements, must be deposited by the Company in trust and expended by the trustee for such purposes. Such trusts are revocable, but upon the occurrence of certain "change in control" events affecting the Company, will become irrevocable. The trusts are currently nominally funded, but the Company is obligated to fund them fully upon the occurrence of the "change in control" events.

     The Company has also entered into Indemnification Agreements with each current member of the Board of Directors as well as each of the Company's executive officers. These agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or otherwise involved as a result of the individual's service as a member of the Board of Directors or as an officer if the individual's conduct that gave rise to such liability meets certain prescribed standards.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Compensation and Organization Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors and has been delegated the responsibility of approving the cash and non-cash compensation of all executive officers of the Company and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans. No member of the Committee has interlocking relationships, reporting of which is required by applicable rules of the SEC.

     In administering the various executive compensation plans, the aim of the Committee is to attract and retain key executives critical to the long-term success of the Company, to create incentives for executives to achieve long-term strategic management objectives that enhance shareholder value, to provide a balance between annual and long-term forms of compensation and, above all, to ensure that total compensation is performance-oriented and related to Company goals and objectives, using measurable criteria to the extent possible.

     The Committee has considered the impact of Section 162(m) of the Code, which disallows a deduction to publicly-held companies for compensation paid to any executive officer whose compensation exceeds $1 million per year. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for compensation paid to any executive officer in 2001.

EXECUTIVE OFFICER BASE COMPENSATION

     Each executive officer's base salary is reviewed by the Committee at the time of the officer's annual performance review. The base salary is recommended to the Committee by the Chairman of the Board and Chief Executive Officer (the "Chairman") and falls within a salary range for each officer's job function that has been established by an independent executive compensation consultant, based, in part, on information collected by the consultant concerning compensation for executives with similar responsibilities at companies with comparable size and geographic location. Typically, salaries fall throughout the range and are not based on an arbitrary percentage of the highest salary within the range. In each case, the Committee reviews the recommendation of the Chairman and approves the salary only after making an independent assessment of the individual executive's performance.

     Mr. Schulze's compensation is based upon the same factors considered with regard to executive officer compensation generally. The components making up his 2001 compensation included base salary, short-term incentive compensation and stock options. Under the Short-Term Incentive Plan for 2001, 60 percent of Mr. Schulze's base salary represents his target award, the achievement of which was contingent upon the attainment of specific financial performance goals. The Committee's award of stock options to Mr. Schulze under the 1998 Plan was based on the same methodology used to calculate the awards of options to other executive officers under the 1998 Plan and designed to further align Mr. Schulze's interests with those of other shareholders of the Company.

     In determining Mr. Schulze's compensation, the Committee considered the Company's performance. The Committee discusses and determines priorities with Mr. Schulze at the beginning of the year and discusses his performance with respect to these priorities periodically during the year and at the end of the year.

     Mr. Schulze is not present when the Committee reviews his performance and determines his compensation.

SHORT-TERM INCENTIVE COMPENSATION

     Under the Company's Short-Term Incentive Plan, target award levels are established annually by the Committee for each executive officer of the Company. In 2001, Mr. Schulze's award is based solely on the financial performance of the Company expressed in terms of earnings before interest, taxes, depreciation and amortization (EBITDA). Other executive officers' achievement of target awards is based 80 percent on the financial performance of the Company and 20 percent on the achievement of specific personal goals and objectives. In 2001, the Company's Short-Term Incentive Plan provided target award opportunities for executive officers that ranged from 35 to 60 percent of base salary, although amounts could vary above and below that range depending upon Company performance and individual accomplishment. There were no short-term incentive awards in 2001.

STOCK OPTIONS AND LONG-TERM INCENTIVE COMPENSATION

     The Committee also is charged with the responsibility of administering the 1998 Plan, under which stock options are granted to executive officers and other employees of the Company. The Committee believes that stock options align the interests of the executive officers with those of the shareholders, providing a way in which the executive officers can build a meaningful stake in the Company. Accordingly, the Committee has approved the implementation of stock ownership guidelines for the executive officers that are to be achieved over a fixed period of time. The guidelines are based on each executive officer's respective salary compensation level and they will be reviewed by the Committee at appropriate intervals.

     The Committee fixes the terms, vesting requirements and the size of the grants of stock options awarded to the executive officers without regard to the amount of options or the expiration dates of options already held by executive officers. The size of each grant is based on the duties, responsibilities, performance and experience of the executive officer and his or her anticipated contribution to the Company. Options granted to executive officers vest one-third on each anniversary over three years, with the number of shares vested in each year rounded to the nearest whole share.

     Because stock options under the 1998 Plan and grants under the Company's Long-Term Incentive Plan are both forms of long-term executive compensation, grants under both plans are generally considered at the same time. Awards under the Long-Term Incentive Plan are made in the form of performance units payable upon the achievement of three-year corporate goals, currently expressed in terms of financial performance. The Committee determines the goals under which these awards are made from year to year. The Committee did not approve the grant of performance units to executive officers for 2001.

                       COMPENSATION AND ORGANIZATION COMMITTEE

                       D. Van Skilling, Chairman           John C. Dannemiller
                       James T. Bartlett                   A. Malachi Mixon, III
                       Francis H. Beam, Jr.

COMPANY STOCK PERFORMANCE

     The following performance graph compares the five year cumulative return, including reinvestment of dividends, from investing $100 on December 31, 1996 in each of the Company's Common Shares, the Russell 2000 Index and Standard & Poor's Small Industrials Index.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                                    [GRAPH]

------------------------------------------------------------------------------------------------------------------
                                              12/96       12/97       12/98       12/99       12/00       12/01
------------------------------------------------------------------------------------------------------------------
 Lamson & Sessions                           100.00       80.17       70.69       67.24      144.83       72.41
------------------------------------------------------------------------------------------------------------------
 Russell 2000                                100.00      122.36      119.25      144.60      140.23      143.71
------------------------------------------------------------------------------------------------------------------
 Standard & Poor's Small Cap 600
 Industrials                                 100.00      115.44      109.44      122.06      120.37      126.53
------------------------------------------------------------------------------------------------------------------

     There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the performance graph above. The Company does not make or endorse any predictions as to future stock performance.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Each of the Named Executive Officers beneficially owned the number of Common Shares indicated opposite his name as of January 14, 2002. Except for Mr. Schulze who beneficially owns 5.46% and Mr. Abel who beneficially owns 2.62% of the Company's Common Shares, none of the other Named Executive Officers beneficially owns as much as one percent of the Company's Common Shares.

                                            AMOUNT AND NATURE
                                              OF BENEFICIAL
                  NAME                       OWNERSHIP(1)(2)
                  ----                      -----------------
John B. Schulze.........................         842,383
James J. Abel...........................         403,943
Donald A. Gutierrez.....................          89,162
Norman P. Sutterer......................         128,861
Charles E. Allen........................         144,000

---------------

(1) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 14, 2002 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 571,667; Mr. Abel -- 267,334; Mr.
    Gutierrez -- 70,334; Mr. Sutterer -- 105,334 and Mr. Allen -- 95,334.

(2) Includes shares held jointly or in the name of the officer's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 30,700 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other Named Executive Officer has disclaimed beneficial ownership of any shares.

                         CERTAIN BUSINESS RELATIONSHIPS

     During the past fiscal year, the Company, in the normal course of business, utilized the services of the law firm of Jones, Day, Reavis & Pogue in which Mr. Coquillette is a partner. The Company plans to continue using the services of the firm in 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Lamson's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC, the New York Stock Exchange and the Pacific Stock Exchange, and to provide Lamson with copies of such reports.

     Based solely on review of the copies of such reports furnished to the Company, or written representation that no forms were required to be filed, the Company believes that during the year ended December 29, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except as follows: on January 23, 2002, Norman E. Amos, a vice president of the Company, filed a late Form 4 indicating a purchase of Common Shares in September 2001, and on February 13, 2002, Mr. Schulze filed a Form 5 which included a purchase of Common Shares in September 2001.

                             AUDIT COMMITTEE REPORT

     The Board of Directors of the Company adopted a written Audit Committee Charter. All members of the Audit Committee are independent as defined in
Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. The Audit Committee has implemented procedures through which it devotes the attention that it deems necessary and appropriate to carry out its responsibilities, during a fiscal year, in each of the matters assigned to it under the Audit Committee Charter.

     The Audit Committee has reviewed and discussed with the Company's management and Ernst & Young LLP, ("Ernst & Young") the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Stockholders for the year ended December 29, 2001. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications).

     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Ernst & Young their independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young is compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001, filed with the U.S. Securities and Exchange Commission.

Francis H. Beam, Jr.           Audit Committee Chairman
Martin J. Cleary               Audit Committee Member
George R. Hill                 Audit Committee Member
John C. Morley                 Audit Committee Member

                              INDEPENDENT AUDITORS

     For many years the firm of Ernst & Young in Cleveland, Ohio, has served as independent auditors to the Company. In February 2001, Ernst & Young was reappointed by the Board of Directors of the Company, on the recommendation of the Audit Committee, as the Company's independent auditors for the fiscal year ended December 29, 2001. Representatives of Ernst & Young are expected to be present at the meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

AUDIT FEES

     Ernst & Young has billed the Company $295,000, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 29, 2001 and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal year ended December 29, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young provided no professional services to the Company of the nature described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 29, 2001.

ALL OTHER FEES

     Ernst & Young has billed the Company $638,000, in the aggregate, for all other services rendered by them (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 29, 2001. This amount includes audit-related services of $450,000 and non-audit services of $188,000. Audit-related services generally include fees for business acquisitions, accounting consultations, internal audit, computer security controls review and registration statements required by the SEC. Non-audit services generally include fees for tax consulting primarily related to acquisitions and tax compliance.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 2003, must be received by the Company's Secretary at its principal office in Cleveland, Ohio, not later than November 26, 2002 for inclusion in the Company's Proxy Statement and Form of Proxy relating to the Annual Meeting of Shareholders in 2003. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the SEC.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the Annual Meeting other than as herein presented. However, if any other matter is properly brought before the Annual Meeting, the persons appointed as proxies in the accompanying proxy will have discretion to vote or act hereon according to their best judgment.

     The Company's 2001 Annual Report, including financial statements, has been mailed contemporaneously with this Proxy Statement.

     By Order of the Board of Directors.

                                            /s/ James J. Abel
                                            JAMES J. ABEL
                                            Executive Vice President, Secretary,
                                            Treasurer and Chief Financial
                                            Officer

           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------
LAMSON & SESSIONS                                                          PROXY
--------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS, WITH DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY BE BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

1.  ELECTION OF CLASS III DIRECTORS

    Nominees:

      (01) James J. Abel    (02) A. Malachi Mixon, III    (03) John B. Schulze

    [ ] FOR all nominees listed above         [ ] WITHHOLD AUTHORITY
        (except as listed to the                  for all nominees listed above
        contrary below)

        To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below:

        ----------------------------------------------------------------------

    [ ] PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING
        OF SHAREHOLDERS.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                                                    ----------------------------
                                                         VOTE BY TELEPHONE
                                                    ----------------------------

                                                    Have your proxy card
                                                    available when you call the
                                                    TOLL-FREE NUMBER
                                                    1-800-542-1160 using a
                                                    touch-tone telephone. You
                                                    will be prompted to enter
                                                    your Control Number. Please
                                                    follow the simple prompts
                                                    that will be presented to
                                                    you to record your vote.

                                                    ----------------------------
                                                         VOTE BY INTERNET
                                                    ----------------------------

                                                    Have your proxy card
                                                    available when you access
                                                    the Web site
                                                    http://www.votefast.com. You
                                                    will be prompted to enter
                                                    your Control Number. Please
                                                    follow the simple prompts
                                                    that will be presented to
                                                    you to record your vote.

                                                    ----------------------------
                                                           VOTE BY MAIL
                                                    ----------------------------

                                                    Please mark, sign and date
                                                    your proxy card and return
                                                    it in the POSTAGE-PAID
                                                    ENVELOPE provided or return
                                                    it to: Stock Transfer Dept
                                                    (LS) National City Bank,
                                                    P.O. Box 92301 Cleveland OH
                                                    44193-0900.


------------------------       -------------------------       ---------------------
   VOTE BY TELEPHONE                VOTE BY INTERNET                VOTE BY MAIL
Call TOLL-FREE using a          Access the WEB SITE and          Return your proxy
  Touch-Tone phone:                 Cast your vote:             in the POSTAGE-PAID
   1-800-542-1160               http://www.votefast.com          envelope provided
------------------------       -------------------------       ---------------------

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
                YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED
                  BY 11:59 P.M. EASTERN TIME ON APRIL 25, 2002
                     TO BE COUNTED IN THE FINAL TABULATION.

                  IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE
                        DO NOT SEND YOUR PROXY BY MAIL.

                ==================================================
                  YOUR CONTROL NUMBER IS:
                ==================================================

                     PROXY MUST BE SIGNED AND DATED BELOW.
           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------

                               LAMSON & SESSIONS
                            25701 Science Park Drive
                             Cleveland, Ohio 44122

The undersigned hereby appoints James J. Abel and Lori L. Spencer, and each of them, as proxies, each with the power to appoint a substitute. The undersigned hereby authorizes the proxies to represent and to vote, as designated on the reverse side, all the Common Shares of The Lamson & Sessions Co. held of record by the undersigned on March 1, 2002, at the Annual Meeting of Shareholders to be held on April 26, 2002 or any adjournment(s) thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.


                                        ----------------------------------------
                                        Signature(s)


                                        ----------------------------------------
                                        Signature(s)


                                        Date:
                                             -----------------------------, 2002
                                        Please sign exactly as name appears.
                                        When signing as attorney, executor,
                                        administrator, trustee, guardian, etc.,
                                        give full title as such. If a
                                        corporation, please sign in corporate
                                        name by authorized officer and give
                                        title. If a partnership, please sign
                                        in partnership name by authorized
                                        person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE